Exhibit 10.1
ECHO THERAPEUTICS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
          This NONQUALIFIED STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the 22nd day of December, 2007 (the “Grant Date”), is between Echo Therapeutics, Inc., a Minnesota corporation (the “Company”), and ___(the “Optionee”), an [employee] [director] of the Company.
          WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) as hereinafter provided;
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:
          1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of ___shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided. It is intended that the Option granted hereunder be a nonqualified stock option (“NQSO”) and not an incentive stock option (“ISO”) as such term is defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          2. Exercise Price. The exercise price of the shares of Common Stock covered by this Option shall be $1.39 per share. It is the determination of the Board of Directors of the Company (the “Board”) that on the Grant Date the exercise price was not less than the greater of (i) 100% of the “Fair Market Value,” or (ii) the par value of the Common Stock. The term “Fair Market Value” for purposes of this Option Agreement means the average of the closing sale prices of a share of Common Stock for the five (5) trading day-period immediately preceding the Grant Date.
          3. Term. Except as otherwise provided in Paragraph 8 or Paragraph 12, this Option shall expire on December 22, 2017 (the “Expiration Date”), which date is not more than 10 years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.
          4. Exercise of Option. The Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares:

Date Installment Becomes
Exercisable	Number of Option Shares
December 22, 2007	Shares
December 22, 2008	Shares
December 22, 2009	Shares
Once options become exercisable, they will remain exercisable until they are exercised or until they terminate.
          5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 10 Forge Parkway, Franklin, Massachusetts 02038, Attn: Chief Executive Officer. Such notice (a suggested form of which is attached hereto) shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, unless the Company otherwise notifies the Optionee, be accompanied by the investment certificate referred to in Paragraph 6; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.
          The exercise price shall be paid to the Company —
          (a) in cash, or by certified check, bank draft, or postal or express money order;
          (b) through the delivery of shares of Common Stock which shall be valued at the closing sale price of the Common Stock on the date of exercise (“Exercise Fair Market Value”);
          (c) by having the Company withhold shares of Common Stock at the Exercise Fair Market Value on the date of exercise;
          (d) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or
          (e) in any combination of (a), (b), (c) or (d) above.
          In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Exercise Fair Market Value of the Common Stock surrendered.
          Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the

Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to, or upon the written order of, the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
          6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended (the “1933 Act”), and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the 1933 Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations. Such restrictions may, in the discretion of the Company, be noted or set forth in full on the share certificates.
          7. Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.
          8. Termination of Service. If the Optionee’s service with the Company is terminated for any reason prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of service, or to any greater extent permitted by the Company, by the Optionee at any time prior to the earlier of (i) the Expiration Date, or (ii) six months after the date of such termination of service.
          9. Withholding of Taxes. The obligation of the Company to deliver shares of Common Stock upon the exercise of this Option shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of the Option is subject to the withholding requirements of applicable federal, state and/or local tax law, the Optionee, subject to such additional withholding rules (the “Withholding Rules”) as shall be adopted by the Company, may satisfy the withholding tax, in whole or in part, by electing to have the Company withhold (or by returning to the Company) shares of Common Stock, which shares shall be valued, for this purpose, at their Fair Market Value on the date the amount attributable to the exercise of the Option is includable in income by the Optionee under section 83 of the Code. Such election must be made in compliance with and subject to the Withholding Rules, and the Company may limit the number of withheld shares to the extent necessary to avoid adverse accounting consequences.
          10. Change in Control. Notwithstanding any other Paragraph of this Option Agreement, each outstanding Option shall become fully vested and exercisable upon a “Change in Control” (as defined below). However, this Paragraph shall not increase the extent to which an Option is vested or exercisable if the Optionee’s termination of service occurs prior to the Change in Control. “Change in Control” means the date on which occurs a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up, or other similar change in capitalization or event in which the stockholders of the Company immediately prior to the transaction own less than 50% of the Company’s outstanding shares immediately after such transaction.
          11. Adjustment in Case of Changes in Common Stock. The maximum number of shares with respect to which Options may be granted under this Agreement, and the number of shares issuable upon the exercise of outstanding Options under this Agreement (Paragraph 4), as well as the option price per share of such outstanding Options (Paragraph 2), shall be adjusted, as may be deemed appropriate by the Company, to reflect any stock dividend, stock split, spin-off, share combination or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.
          12. Certain Corporate Transactions. In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), the surviving or successor corporation shall assume each outstanding Option or substitute a new option for each outstanding Option; provided, however, that, in the event of a proposed corporate transaction, the Company may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Company decides so to terminate outstanding Options, the Company shall give the Optionee not less than seven days’ notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable, but taking into consideration the full vesting that occurs under Paragraph 10 if the transaction constitutes a Change in Control) up to, and including the time of, such termination. Further, the Company, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable. The Company also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction.
          13. Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of

Minnesota (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, this Option Agreement.
     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officer and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.

ECHO THERAPEUTICS, INC.

By:

Optionee

ECHO THERAPEUTICS, INC.
Notice of Exercise of Nonqualified Stock Option
     I hereby exercise the nonqualified stock option granted to me pursuant to the Nonqualified Stock Option Agreement, dated as of December 22, 2007 by Echo Therapeutics, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $.01 per Share, covered by said option:

Number of Shares to be purchased

Exercise price per Share	$

Total exercise price	$

A.	Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $ in full/partial [circle one] payment for such Shares;
and/or

B.	Enclosed is/are________ Share(s) with a total Exercise Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;
and/or

C.	Please withhold ______ Shares with a total Exercise Fair Market Value of $ on the date hereof in full/partial [circle one] payment for such Shares;
and/or

D.	I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price for the number of Shares purchased in this method.]
     Please have the certificate or certificates representing the purchased Shares registered in the following name or names*                                                             and sent to:

     If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Nonqualified Stock Option Agreement related to the Shares purchased hereby is applicable, the

*	Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to the distribution of such Shares.

DATED:

Optionee’s Signature